Exhibit 23.1



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2005 relating to the consolidated financial statements of Grupo Televisa, S.A., which appears in Grupo Televisa, S.A.'s Annual Report on Form 20-F for the year ended December 31, 2004.




PricewaterhouseCoopers, S.C.


/s/ Jose Miguel Arrieta Mendez

C.P.C. Jose Miguel Arrieta Mendez


Mexico D.F.
July 18, 2005

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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2004, except for the restatement to December 31, 2004 constant pesos for which the date is March 11, 2005, relating to the consolidated financial statements of Innova, S. de R. L. de C. V., which appears in Grupo Televisa, S.A.'s Annual Report on Form 20-F for the year ended December 31, 2004.



PricewaterhouseCoopers, S.C.

/s/ PricewaterhouseCoopers, S.C.

Mexico D.F.
July 18, 2005